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                                                                  EXHIBIT (99.2)


                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350


         Solely for the purpose of complying with 18 U.S.C. Section 1350, I, the undersigned Chief Financial Officer of Badger Meter, Inc., (the "Company), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.






                                         BADGER METER, INC.



Dated:  August 9, 2002                 By /S/ Richard E. Johnson
                                          ----------------------
                                          Richard E. Johnson
                                          Vice President-Finance, Treasurer and
                                          Chief Financial Officer



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